THIS CONVERTIBLE TERM NOTE HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAW OR THE SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT"). THIS CONVERTIBLE TERM NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY THE MAKER HEREOF AS HAVING ANY INTEREST IN THIS CONVERTIBLE TERM NOTE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS CONVERTIBLE TERM NOTE UNDER ANY APPLICABLE STATE LAW AND THE FEDERAL ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE MAKER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CONVERTIBLE TERM NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN LIFESTREAM TECHNOLOGIES, INC. SUBSCRIPTION AGREEMENT OF EVEN DATE HEREWITH BETWEEN LIFESTREAM TECHNOLOGIES, INC. AND HOLDER, AND HOLDER AGREES AND UNDERSTANDS THAT IT SHALL BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT.

               LIFESTREAM TECHNOLOGIES, INC. CONVERTIBLE TERM NOTE


$_________________                                            December ___, 1998

         1.       PROMISE TO PAY

                  FOR VALUE RECEIVED, the undersigned LIFESTREAM TECHNOLOGIES, INC., a Nevada corporation (the "Company"), HEREBY PROMISES TO PAY ____________________________ ("Purchaser"), on or before December 15, 2000, the principal amount of _________________________ ($_____.__), together with interest on such principal amount at the rates per annum provided below, which payments of interest shall be made as provided below. Both principal and interest hereunder are payable in lawful money of the United States of America to Purchaser in immediately available funds.

                  This Convertible Term Note ("the Note" or "this Note") shall bear interest at a per annum interest rate equal to the prime rate as published in the "Money Rates" tables of The Wall Street Journal on the first date of the calendar quarter in which this Note is issued plus two percent (2%) and adjusted on the first day of each subsequent calendar quarter in which the Note is outstanding. The term of this Note shall extend until December 15, 2000 (the "Term"). Interest shall be payable upon the earlier to occur if (i) the conversion of the Note or (ii) the expiration of the Term of the Note. Subject at all times upon Purchaser's rights of conversion herein, the Company may prepay the Note at any time or times, in whole or in part, on not less than 30 days' prior written notice to Purchaser (the "Prepayment Notice"). Each Prepayment Notice shall specify the principal amount of this Note and all other outstanding Notes to be redeemed. Each prepayment of principal of this Note shall be accompanied by the payment of all interest accrued and unpaid to the prepayment date on the principal amount to be prepaid. In the event the Company elects to prepay only a portion of the aggregate amount of outstanding Notes, such prepayment shall be made on a pro rata basis to all holders of the Notes.

         2.       CONVERSION OF NOTE

                  Purchaser shall have conversion rights as follows (the "Conversion Rights"):

                  2.1 Right to Convert. Subject to and upon compliance with the provisions of this Section 2, at any time after the date hereof (the "Closing Date") at the option of Purchaser, the Note, or any $1,000 multiple of the principal amount thereof then outstanding, may be converted at the outstanding principal amount hereof, or at such portion hereof, into fully paid and non-assessable shares of common stock, $.001 par value, of the Company, and stock of any other class or classes into which such common stock or any such class may be hereafter changed or reclassified ("Common Stock"), at the initial conversion rate of one (1) fully paid and non-assessable share of Common Stock for each $2.50 amount of principal amount of the Note plus any accrued and unpaid interest on such principal amount ("Conversion Rate") (which $2.50 per share of Common Stock shall also be referred to hereinafter as the "Conversion Price"); provided, however, that the Conversion Rate shall be subject to the adjustments described below.

                  2.2 Mechanics of Conversion. Before Purchaser shall be entitled to convert this Note into shares of Common Stock, Purchaser shall surrender the Note to the Company at its offices at its address below (or at such other address of which the Company shall have notified Purchaser in writing), and shall give written notice to the Company at such offices that Purchaser elects to convert the Note, or if less than the entire principal amount of the Note is to be converted, the portion thereof to be converted. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and shall contain such representations as may reasonably be required by the Company to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable laws. As promptly as practicable after the receipt of such notice and the surrender of the Note as aforesaid, the Company shall issue and shall deliver to Purchaser at the address specified by Purchaser in the written notice of conversion a certificate or certificates for the number of full shares issuable upon the conversion of the Note (or portion thereof) in accordance with the provisions of this Section 2 and cash as provided in Section 2.3 hereof. Such conversion shall be deemed to have been effected at the close of business on the date on which such notice shall have been received at the office of the Company and the Note shall have been surrendered as aforesaid (the "Conversion Date"), and at such time the rights of Purchaser as obligee shall cease as to the portion of the Note which has been converted, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by law and the Lifestream Technologies, Inc. Subscription Agreement of even date herewith. Upon conversion of the Note in part only, the Company shall execute and deliver to or on the order of Purchaser, at the expense of the Company, a new note in principal amount equal to the unconverted portion of the Note so converted.

                  2.3 Fractional Shares and Accrued Interest. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Note. Instead of any fractional shares which would otherwise be issuable upon conversion of the Note or specified portions thereof, the Company shall pay to Purchaser a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Conversion Price per share of Common Stock as of the Conversion Date.

                  2.4 Adjustment for Subdivisions or Combinations of Common Stock. In the event the Company at any time or from time to time after the Closing Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding adjustment of the Conversion Rate, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

                  2.5 No Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all time in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of Purchaser of the Note against impairment.

                  2.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and in any event, prepare and furnish to Purchaser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of Purchaser, furnish or cause to be furnished to Purchaser a like certificate setting forth
(a) such adjustments and readjustments, (b) the Conversion Rate at that time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at that time would be received upon the conversion of the Note.

                  2.7 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities other than this Note for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any common stock equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, other than a right to vote at a meeting of shareholders, the Company shall mail to Purchaser at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  2.8 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         3.       LIQUIDATION

                  3.1 Liquidation. For purposes of this Section 3, a liquidation shall be deemed to be: (a) an assignment by the Company of substantially all of its assets for the benefit of creditors, or (b) any reorganization, composition, arrangement, liquidation or other debtor relief pursuant to any federal or state law or through the action of any trustee or receiver of substantially all of the assets of the Company, or (c) the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by way of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring corporation or its parent or subsidiary (the transactions described in this Section 3.2(c) herein defined as "Sale or Merger"). The parties acknowledge and agree that the registration of stock by the Company under the Securities Act of 1933 shall not constitute a liquidation under this Section 3.

                  3.2 Liquidation Rights. In the event of liquidation (as described in Section 3.1), dissolution or winding up of the Company (a "Liquidation Event"), Purchaser shall at its election, be entitled to receive in exchange for and in redemption of the Note or any portion of the principal amount thereof then outstanding, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any preferred class of stock of the Company by reason of their ownership thereof, an amount equal to the outstanding principal amount or of such portion thereof plus all accrued but unpaid interest thereon.

                  3.3 Payments. All of the amounts to be paid to Purchaser under this Section 3 shall be paid or set apart for payment before the consummation of a Liquidation Event, or before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to the holders of the Common Stock or any class of preferred stock in connection with any Liquidation Event. If the assets or surplus funds to be distributed to the holders of all notes, including this Note, are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the notes and this Note in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         4.       EVENTS OF DEFAULT AND REMEDIES

                  4.1 Events of Default. The following shall constitute Events of Default (for purposes of this Section 4, the term "Company" shall include Lifestream Technologies, Inc. and any majority-owned subsidiary of Lifestream Technologies, Inc.):

                  (a) default in the due and punctual payment of the principal of the Note, or any interest accrued thereon, when and as such payment shall become due and payable, whether at maturity or by acceleration or otherwise if such payment is not made within five (5) days or written notice given to the Company by Purchaser specifying such default; or

                  (b) any material representation or warranty of the Company in this Note that is untrue in any material respect as of the date made; or

                  (c) default in the performance or observance of any covenant or agreement of the Company in this Note and the continuance of such default for a period of thirty (30) days after there has been given to the Company by Purchaser written notice specifying such default and requiring that it be remedied, provided that no such default shall be deemed to occur if such default may not be cured within thirty (30) days, within said period the Company has commenced and thereafter diligently and continuously pursues to cure such default, and the default is cured, in any event, within ninety (90) days; or

                  (d) actual acceleration of the maturity of indebtedness upon the occurrence of a default under any bond, note, debenture, lease or other evidence of indebtedness of the Company (other than the Note and similar notes of like tenor issued in the same offering as the Note) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed in an aggregate amount of at least $100,000.00, provided, however, that, (i) if such acceleration is rescinded, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived, or (ii) if such accelerated indebtedness in the aggregate does not exceed $100,000.00 or if such acceleration is being contested by the Company in good faith, then such acceleration shall not be deemed to be an Event of Default; or

                  (e) insolvency (as defined in the Uniform Commercial Code as in effect from time to time) of the Company; the making of an assignment for the benefit of creditors; the filing or acquiescence in the filing of a petition instituting any state or federal insolvency, bankruptcy, reorganization, arrangement, composition, or other debtor relief proceeding; the petition of or application to any tribunal for a receiver or trustee for itself or for any substantial part of any of its property; the commencement of any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any federal or state jurisdiction, whether now or hereafter in effect, or the commencement against the Company of any such proceeding or the appointment of a receiver or any trustee for the Company or any part of the Company's property; or

                  (f) the entry of any judgment against the Company or the attachment, seizure of, or levy against the Company with respect to a claim for any amount in excess of $100,000.00 that remains unpaid, unstayed, undischarged, unbonded, or undismissed for a period of thirty days; or

                  (g) the filing of record of any notice of lien, levy or assessment with respect to any or all of the Company's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental authority, or the automatic imposition of a lien, whether coate or otherwise, because of failure to pay any taxes or debt owing at any time hereafter to any one or more of such entities, upon any or all of the Company's assets, which lien is not paid on the payment date thereof unless such lien, levy or assessment is contested in good faith and for which adequate reserves have been maintained; or

                  4.2 Acceleration of Maturity, Rescission and Annulment.
                  (a) If an Event of Default occurs and is continuing then and in any such case Purchaser may declare the outstanding principal amount of the Note to be due and payable immediately, without advance notice to the Company, and, upon any such declaration, the outstanding principal amount of the Note, and the interest accrued thereon, together with all costs of collection, shall immediately become due and payable.

                  (b) At any time after any declaration of acceleration has been made as provided in this Section 4.2, Purchaser may, by written notice to the Company, rescind and annul such declaration and its consequences. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  4.3 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, Purchaser may proceed to protect and enforce Purchaser's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained herein or in aid of the exercise of any power granted herein or proceed to enforce the payment of the Note or to enforce any other legal or equitable right of Purchaser.

                  4.4 Remedies Cumulative. No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
                  4.5 Remedies Not Waived. No course of dealing between the Company and Purchaser or any delay in exercising any rights hereunder shall operate as a waiver by Purchaser.

         5.       AMENDMENT AND WAIVER

                  5.1 Procedure for Amendment and Waiver. Any term, covenant, agreement or condition hereof may be amended by the Company and Purchaser or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by Purchaser; provided, however, that any such amendment shall be effective only if made in writing and executed by both the Company and Purchaser, and any such waiver shall be effective only if made in writing and executed by Purchaser; and, further provided that no such waiver shall extend to or affect any obligation which is not expressly so waived.

         6.       MISCELLANEOUS

                  6.1 Successors and Assigns and Bound by Covenants. All covenants, stipulations, promises and agreements herein contained shall bind and inure to the benefit of the Company and Purchaser and their respective permitted successors and assigns.

                  6.2 Severability. If any one or more of the provisions of this Note shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not in any way be impaired.

                  6.3 Headings. The headings in this Note are inserted for convenience only and do not constitute a part of this Note.

                  6.4 Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Colorado.

                  6.5 Loss, Theft, Destruction or Mutilation of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, in the case of any such loss, theft or destruction, upon receipt of any indemnity bond in such reasonable amount as the Company may determine or, in the case of any such mutilation, upon surrender and cancellation of the Note, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the Note so lost, stolen, destroyed or mutilated.

                  6.6 Survival of Covenants, Representations and Warranties. All representations, warranties, covenants and agreements of the Company contained in the Note shall survive the execution and delivery of the Note and shall continue in full force and effect thereafter.

                  6.7 Assignment. Subject to applicable securities laws, Purchaser may assign or sell or otherwise convey the Note or any and all of the rights and interests inuring to its benefit hereunder with the consent of the Company, which consent may not be unreasonably withheld. In the event that, with the consent of the Company, Purchaser proposes to assign the Note to more than one person to hold same as tenants-in-common or any similar joint ownership, the provisions of the Note shall be modified by agreement of the Company and Purchaser to reflect such proposed assignment, including a modification of
Section 5 hereof to provide for amendment or waiver by the Company and the holders of two-thirds (2/3) of the outstanding principal amount.

                  6.8 Interest Rights Preserved. A Note delivered upon transfer of or in exchange for or in lieu of this Note shall carry all the rights to interest accrued and unpaid, and to accrue, that were carried by this Note, and each such Note shall be so dated that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name, all as of the ___ day of _____________, 1998.


[CORPORATE SEAL]                            LIFESTREAM TECHNOLOGIES, INC.


Attest:_________________________            By:_______________________________
         Title:                                  Title:

                                            201 Linden Street
                                            Suite 302
                                            Fort Collins, Colorado  80524